Exhibit 10.1

March 28, 2025
Federal Home Loan Bank of Topeka
Incentive Plan Targets
Metric Weights, Goal Metrics and Metric Performance Ranges

This Incentive Plan Targets document (Targets Document) specifies FHLBank’s goal objectives, metrics, metric performance ranges, and goal and metric weights (the Targets) for the participants (Participants) in FHLBank’s Executive Incentive Compensation Plan (EICP) and Short-Term Incentive Plan (STIP). These Targets are adopted for the 2025 Performance Period.

A.Metric Weighting Summary - The following metric weight for each goal metric is assigned to the Participants:

Goal Objective	Metric	Weight
Housing and Community Development Mission Alignment	•Affordable Housing Program (AHP) General Fund Ratio (10%) •Native American Housing Initiatives (NAHI) Grants Ratio (10%) •Member Participation in Housing and Community Development Programs (10%)	30%
Financial Performance	•Return on Equity Spread (35%)	35%
Risk Management	•Market, Credit, Liquidity (17.5%) •Compliance, Business, Operations (17.5%)	35%
	Total:	100%

B.2025 Base Performance Period Metrics- The following goal metrics are assigned to the Participants under the Plan. All calculations including interest rates will be rounded to two decimal places.

Housing and Community Development Mission Alignment
1.Affordable Housing Program (AHP) General Fund Ratio
Definition: The AHP General Fund references FHLBank’s required competitive affordable housing program.

Measure: The AHP General Fund Ratio refers to the total dollar amount of applications submitted for the AHP General Fund compared to the total dollar amount allocated to the AHP General Fund available to be awarded in the AHP General Fund for the performance year based on the Required Annual AHP Contribution.

Performance Range:

	% Ratio
Goal	Threshold	Target	Optimum
AHP General Fund Ratio	100%	150%	250%

Exhibit 10.1

2025 Incentive Plan Targets

2.    Native American Housing Initiatives (NAHI) Grants Ratio
Definition: The NAHI references FHLBank’s voluntary grant program that provides Native American tribes and Tribally Designated Housing Entities (TDHE) with access to grant funds intended to build their communities in support of housing for tribal members in FHLBank’s district (Colorado, Kansas, Nebraska and Oklahoma).

Measure: The ratio refers to the total dollar amount in applications submitted for the NAHI compared to the initial total dollars available to be awarded in the NAHI for the performance year.

Performance Range:

	% Ratio
Goal	Threshold	Target	Optimum
NAHI Ratio	100%	200%	300%

3.     Member Participation in Housing and Community Development Programs
Definition: Housing and Community Development Programs include the following six program categories: (1) the AHP General Fund; (2) TurnKey; (3) Community Housing/Development Programs; (4) NAHI (5) Mortgage Rate Reduction; and (6) voluntary discounted advances program. Participation in the AHP General Fund means a member submits an AHP General Fund application. Participation in TurnKey means a member submits a reservation for a TurnKey product. Participation in a Community Housing/Development Program means a member has an approved Community Housing Program or Community Development Program application. Participation in NAHI means a member submits a NAHI application. Participation in the Mortgage Rate Reduction product means a member sells to FHLBank a mortgage using the product. Participation in the voluntary discounted advances program means a member receives an advance under the terms of the program.

Measure: Achievement is measured by adding the number of members participating in each of the six Housing and Community Development Programs offered by FHLBank in the calendar year. Member participation shall be counted separately for participation in each of the six program categories. Member participation is counted irrespective of whether the member was acquired, merged, or otherwise terminates FHLBank membership.

Performance Range:

	Member Participation in Housing and Community Development Programs
Goal	Threshold	Target	Optimum
Member Participation in Housing and Community Development Programs	200	230	260

Financial Performance
Return on Equity Spread to Secured Overnight Financing Rate (SOFR)
Definition: The spread between (a) adjusted net income (as defined below) divided by the daily average total regulatory capital and (b) the daily average of overnight SOFR.
•Adjusted net income is calculated as net income calculated under generally accepted accounting principles (GAAP), excluding the following items:
◦Required AHP regulatory assessment
◦Voluntary contributions to housing programs
◦Incurred Withdrawal Liability expense
◦Fair value fluctuations on designated fair value hedge relationships, economic hedges, and other derivatives as required by accounting standards
◦Realized and unrealized gains/losses on securities
◦Prepayment/yield maintenance fees
◦Gains/losses on mortgage loans held for sale
◦Gains/losses on early retirement of debt and related derivatives

Exhibit 10.1

2025 Incentive Plan Targets

Performance Range:

Annual Performance Range
Threshold	3.50%
Target	4.75%
Optimum	5.75%

Required Total Regulatory Capital
FHLBank shall maintain a daily average Total Regulatory Capital as a percentage of average Total Assets of 4.75 percent for 2025. If FHLBank’s daily average Total Regulatory Capital as a percentage of average Total Assets is below 4.75 percent for 2025, the Total Base Opportunity available to Participants for the Financial Performance Goals shall be adjusted as reflected in the table below.

Daily Average Total Regulatory Capital for 2024	Financial Performance Goals Adjustment
≥4.75%	0%
≥4.70% and <4.75%	-25%
≥4.65% and <4.70%	-50%
≥4.60% and <4.65%	-75%
<4.60%	-100%

Risk Management
1.Risk Management – Market, Credit and Liquidity Risks
Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are market, credit and liquidity risks.

Performance Range:

Score
Threshold	4.0
Target	4.5
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Liquidity Risk	30%
Market Risk	40%
Credit Risk	30%
Total	100%

Exhibit 10.1

2025 Incentive Plan Targets

2.Risk Management – Compliance, Business and Operations Risks
Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are compliance, business and operations risks.

Performance Range:

Score
Threshold	3.0
Target	4.0
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Compliance Risk	30%
Business Risk	35%
Operations Risk	35%
Total	100%